Exhibit 99.2

EVINE LIVE INC. ANNOUNCES CHANGES IN SENIOR MANAGEMENT

Bob Rosenblatt, Chairman, Named Interim CEO

MINNEAPOLIS, MN – February 8, 2016 – EVINE Live Inc. (NASDAQ: EVLV) today announced that its Board of Directors has appointed Bob Rosenblatt, Chairman of the EVINE Live Board, as interim Chief Executive Officer, effective immediately. Mr. Rosenblatt will continue to serve as Chairman of the EVINE Live Board. Mr. Rosenblatt's appointment as interim Chief Executive Officer follows Mark Bozek’s decision to step down as EVINE Live’s Chief Executive Officer and as a member of the EVINE Live Board. EVINE Live also announced that Russell Nuce will step down from his position as EVINE Live’s Executive Vice President, Chief Strategy Officer, interim General Counsel and Corporate Secretary.

The EVINE Live Board has initiated a formal search process to identify a Chief Executive Officer. The EVINE Live Board has engaged Korn Ferry, a leading national executive search firm, to help identify candidates and will consider both internal and external candidates.

Landel Hobbs, Vice Chairman of the EVINE Live Board, said, “We are pleased to have someone of Bob’s caliber and expertise taking on the role of interim CEO. With his profound knowledge and experience in both e-commerce and televised shopping businesses, and the in-depth understanding of all aspects of EVINE Live gained during his tenure as Chairman, Bob is the natural choice to lead the Company through this period of transition. The Board appreciates his willingness to take on this expanded role and looks forward to working closely with him.”

Mr. Hobbs continued, “On behalf of the Board, I want to thank Mark and Russell for their contributions to EVINE Live. We are grateful for Mark’s leadership during a dynamic period in the Company’s history.”

“EVINE Live could not be better positioned for the future,” said Mr. Rosenblatt. “We will bring an even greater focus and discipline to EVINE Live’s merchandising strategy, margin profile, and execution to deliver profitable growth and shareholder value. With EVINE Live’s assets of cable distribution, a strong merchandising organization, deep knowledge of our customers, a new fulfillment operation, the overall trends in e-commerce, and video now being the prime driver of content consumption at home, work and via mobile, EVINE Live is really in the right place at the right time.”

Mr. Rosenblatt continued, “I look forward to working with the team to continue delivering products and experiences that attract customers and win a greater share of wallet. Our team members remain our greatest asset, and together, we stand well positioned to execute on our strategic objectives.”

In a separate announcement issued today, EVINE Live provided preliminary fourth quarter 2015 results. The announcement can be found at investors.evine.com/news.

About Bob Rosenblatt

Bob has more than 25 years of leadership experience at a number of leading retail organizations, including Tommy Hilfiger, HSN (formerly the Home Shopping Network) and Bloomingdale’s. During the end of 2012 through mid-May of 2013, he was Interim President of Ideeli.com, a flash sales company based in New York that was sold to Groupon. As Group President and Chief Operating Officer of Tommy Hilfiger Corporation, he grew revenues and profitability and built the company’s first transactional web site. Mr. Rosenblatt co-managed the process which culminated in the Tommy Hilfiger Company successfully being sold to Apax Partners in 2006. Mr. Rosenblatt also previously served as Chief Financial Officer, Chief Operating Officer and President of HSN. Mr. Rosenblatt introduced and built HSN’s online operation, which achieved profitability within three months of inception. As Chief Financial Officer at Bloomingdale’s, Mr. Rosenblatt was responsible for financial reporting, financial planning and administrative management. For the past nine years, Mr. Rosenblatt has been the Chief Executive Officer of Rosenblatt Consulting, LLC, which specializes in helping investment firms determine value in both public and private companies in the consumer products sector, as well as helping retail firms maximize profitability. Mr. Rosenblatt currently serves or has served on several public and private boards in the retail and technology industry including PepBoys (NYSE: PBY), RetailNext, Newgistics, ERA (Electronic Retailing Association) and I.Predictus. In addition, Mr. Rosenblatt previously taught at FIT (Fashion Institute of Technology) as an Adjunct Professor.

About EVINE Live Inc.
EVINE Live Inc. (NASDAQ:EVLV) is a digital commerce company that offers a compelling mix of proprietary and name brands directly to consumers in an engaging and informative shopping experience via television, online and mobile. EVINE Live reaches approximately 88 million cable and satellite television homes 24 hours a day with entertaining content that engages its community of customers in a comprehensive digital shopping experience.

Please visit www.evine.com for more investor information.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third-parties with whom we have contractual relationships, and to successfully manage key vendor relationships and develop key partnerships and proprietary brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name and corporate name; customer acceptance of our new branding strategy and our repositioning as a digital commerce company; the market demand for television station sales; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; our ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits or television programming; and the risks identified under "Risk Factors" in our most recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. We are under no obligation (and expressly disclaim any such obligation) to update or alter the Company's forward-looking statements whether as a result of new information, future events or otherwise.

Contacts

Media:
Dawn Zaremba
EVINE Live Inc.
press@evine.com
(952) 943-6043

Investors:
Jason Iannazzo
EVINE Live Inc.
jiannazzo@evine.com
(952) 943-6126